Exhibit 5.1

February 10, 2011

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

RE:	Marina Biotech, Inc.
Registration Statement on Form S-3 (File No. 333-168447)

Ladies and Gentlemen:

In our capacity as legal counsel to Marina Biotech, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the “Registration Statement”), heretofore filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated February 10, 2011 (the “Prospectus Supplement”), in connection with the offer and sale by the Company of 6,375,000 shares (the “Shares”) of the Company’s common stock, par value $0.006 per share (the “Common Stock”), and warrants to purchase up to 1,113,075 shares of Common Stock (the “Warrants,” and together with the Shares, the “Securities”) to Roth Capital Partners, LLC (“Roth”) pursuant to that certain Underwriting Agreement, dated as of February 10, 2011, between the Company and Roth (the “Underwriting Agreement”).

As counsel to the Company and in connection with this opinion, we have examined such documents as we have deemed necessary to enable us to express the opinion hereinafter set forth, including, without limitation, (a) the Certificate of Incorporation of the Company, as amended, (b) the By-laws of the Company, as amended, (c) the Underwriting Agreement, (d) the Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, LLC, (e) the Form of Warrant Certificate, (f) the Registration Statement (including the prospectus contained therein) and (g) the Prospectus Supplement. In addition, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that: (i) the Securities have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when so issued upon exercise of the Warrants, in accordance with the terms of the Warrants and upon delivery by the purchaser of the consideration for such shares, will be validly issued, fully paid and non-assessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Prospectus Supplement, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2011. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP